Exhibit 11

                                       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                Six Months Ended               Three Months Ended
                                                                                    March 31,                     March 31,
                                                                            1994             1993            1994           1993
Net income per share was computed as follows:
Primary:
1) Income before extraordinary item and cumulative
   effect of a change in accounting principle                            $5,382,565     $4,846,408       $2,823,923     $2,779,335
    Extraordinary item                                                                   2,161,000                       1,194,000

    Cumulative effect of a change in accounting principle                 3,059,000

    Net income                                                           $8,441,565     $7,007,408       $2,823,923     $3,973,335

2) Weighted average shares outstanding                                    6,618,176      6,768,145        6,597,095      6,759,081
3) Incremental shares under stock options computed under the treasury stock method using the average market price of
   issuer's stock during the periods                                        144,183        222,697          146,434        261,736

4) Weighted average shares and common equivalent shares outstanding       6,762,359      6,990,842        6,743,529      7,020,817

5) Weighted average shares outstanding which were used for calculation    6,618,176(A)   6,990,842        6,597,095(A)   7,020,817

6) Income per share before extraordinary item (item 1 divided by item 5)
   and cumulative effect of a change in accounting principle              $    0.81     $     0.69             0.43           0.40
   Extraordinary item per share                                                               0.31                            0.17
   Cumulative effect of a change in accounting principle per share             0.47

   Net income per share                                                   $    1.28     $     1.00       $     0.43      $    0.57

Fully Diluted:
1) Unadjusted income before extraordinary item and cumulative effect
   of a change in accounting principle                                    $5,382,565    $4,846,408       $2,823,923      $2,779,335
2) Interest on convertible subordinated debentures, net of tax effect        492,295       537,049          246,148         268,525

3) Adjusted income before extraordinary item and cumulative effect
   of a change in accounting principle                                    $5,874,860    $5,383,457       $3,070,071      $3,047,860
   Extraordinary item                                                                    2,161,000                        1,194,000
   Cumulative effect of a change in accounting principle                   3,059,000

   Adjusted net income                                                    $8,933,860    $7,544,457       $3,070,071      $4,241,860

4) Weighted average shares outstanding                                     6,618,176     6,768,145        6,597,095       6,759,081
5) Incremental shares under stock options computed under the treasury stock method using the higher of the average or ending market price
   of issuer's stock at the end of the periods                               144,183       243,518          146,434         261,736
6) Incremental shares relating to convertible subordinated debentures      1,183,042     1,183,042        1,183,042       1,183,042

7) Weighted average shares and common equivalent shares outstanding        7,945,401     8,194,705        7,926,571       8,203,859

8) Income per share before extraordinary item (item 3 divided by
   item 7) and cumulative effect of a change in accounting principle      $     0.74     $    0.66       $     0.39      $     0.37
   Extraordinary item per share                                                               0.26                             0.15
   Cumulative effect of change in accounting principle                          0.38

   Net income per share                                                   $     1.12     $    0.92       $     0.39      $     0.52

(A) Dilutive effect of common equivalent shares not included since dilution is less than 3%.